Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:April 20, 2022

CONTACT:Kenneth J. Stephon

Chairman, President and CEO

PHONE:(856) 656-2201, ext. 1009

WILLIAM PENN BANCORPORATION ANNOUNCES THIRD QUARTER RESULTS AND CASH DIVIDEND TO SHAREHOLDERS

BRISTOL, PENNSYLVANIA, April 20, 2022 — William Penn Bancorporation (“William Penn” or the “Company”) (NASDAQ CM: WMPN), the parent company of William Penn Bank (the “Bank”), today announced its financial results for the three and nine months ended March 31, 2022.  William Penn recorded net income of $824 thousand and $3.2 million, or $0.06 and $0.22 per basic and diluted share, for the three and nine months ended March 31, 2022, respectively, compared to net income of $1.1 million and $3.1 million, or $0.07 and $0.21 per basic and diluted share, for the three and nine months ended March 31, 2021. William Penn recorded core net income(1) of $1.1 million and $3.1 million, or $0.07 and $0.21 per basic and diluted share, for the three and nine months ended March 31, 2022, respectively, compared to core net income(1) of $1.1 million and $2.9 million, or $0.07 and $0.20 per basic and diluted share, for the three and nine months ended March 31, 2021.

In addition, William Penn announced that its Board of Directors has declared a cash dividend of $0.03 per share, payable on May 12, 2022, to common shareholders of record at the close of business on May 2, 2022.

Kenneth J. Stephon, William Penn’s Chairman, President and CEO, stated, “We made good progress during the third quarter on our strategic priorities of sound balance sheet management and prudent capital management for the benefit of our shareholders.  We continued to improve our asset mix during the quarter, as we used $50.4 million of cash to purchase high-quality investment securities, while also using $14.0 million to prepay high-cost advances from the Federal Home Loan Bank of Pittsburgh.  Net interest income improved through these actions, and our net interest margin expanded by six basis points sequentially from the prior quarter.  Our retail team continues to excel, and we experienced strong growth in our core deposits, which increased by 13.4% during the quarter.  Also, during the quarter, we funded $25.2 million of new loan originations, although accelerated paydowns continued to limit the net growth of our loans.

“We are pleased to announce our second quarterly cash dividend since the completion of our second-step conversion and stock offering in March 2021.  Additionally, reaching the first anniversary of our second-step conversion brings the end of the regulatory one-year moratorium on the repurchase of shares of our common stock and, as previously announced, allowed for the commencement of our stock repurchase program on March 25, 2022.  We will remain focused on organic growth, payment of a sustainable cash dividend, and the opportunistic buyback of our stock in an effort to deliver maximum value to our shareholders.”

Highlights for the three months ended March 31, 2022 are as follows:

●	The Company commenced its previously announced stock repurchase program on March 25, 2022, which allows the Company to purchase up to 5% of its outstanding stock, or 758,528 shares. As of March 31, 2022, the Company had purchased and retired 22,800 shares of its common stock under the stock repurchase program.
●	William Penn recorded net income of $824 thousand, or $0.06 per basic and diluted share, and core net income(1) of $1.1 million, or $0.07 per basic and diluted share, for the quarter ended March 31, 2022.
●	William Penn improved its asset mix and purchased $50.4 million of high-quality investment securities that it anticipates will provide a steady stream of cash flows both in the current and in rising interest rate environments.

(1) As used in this press release, core net income is a non-GAAP financial measure.  This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

●	William Penn originated $25.2 million of new loans, including $20.7 million of commercial loans.
●	The Company made a strategic decision to prepay $14.0 million of high-cost advances from the Federal Home Loan Bank (“FHLB”) of Pittsburgh.
●	Core deposits increased by 13.4% during the third quarter.
●	William Penn’s cost of deposits remained low at 28 basis points during the three months ended March 31, 2022.
●	Asset quality metrics continued to remain strong with non-performing assets to total assets of 0.76% as of March 31, 2022. Our allowance for loan losses totaled $3.5 million, or 0.76% of total loans and 1.04% of total loans, excluding acquired loans(2), as of March 31, 2022, compared to $3.6 million, or 0.78% of total loans and 1.19% of total loans, excluding acquired loans(2), as of June 30, 2021.
●	Book value per share measured $13.62 as of March 31, 2022 compared to $14.30 as of June 30, 2021. Tangible book value per share(3) measured $13.25 as of March 31, 2022 compared to $13.92 as of June 30, 2021. The decline in both book value and tangible book value was primarily due to the payment of a $0.30 per share one-time special cash dividend in August 2021 and a $0.03 per share quarterly cash dividend in February 2022, as well as a $9.1 million increase in the accumulated other comprehensive loss component on available-for-sale securities.

Statement of Financial Condition

Total assets increased $46.6 million, or 5.7%, to $869.0 million at March 31, 2022, from $822.4 million at June 30, 2021.  The increase in total assets can primarily be attributed to a $152.9 million increase in total investments, a $2.8 million increase in bank-owned life insurance and a $4.9 million increase in other assets, partially offset by a $110.5 million decrease in cash and cash equivalents and a $4.0 million decrease in net loans.

Cash and cash equivalents decreased $110.5 million, or 65.5%, to $58.2 million at March 31, 2022, from $168.7 million at June 30, 2021.  The decrease in cash and cash equivalents was primarily driven by a $152.9 million increase in total investments, a $21.0 million decrease in advances from the FHLB of Pittsburgh and a $2.8 million increase in bank-owned life insurance, partially offset by a $68.3 million increase in deposits, a $4.0 million decrease in net loans and the payment of cash dividends totaling $5.0 million.

Total investments increased $152.9 million, or 124.0%, to $276.2 million at March 31, 2022, from $123.3 million at June 30, 2021. During the nine months ended March 31, 2022, the Company invested a portion of the excess cash on its statement of financial condition in available-for-sale, held-to-maturity, and other securities.  The Company remains focused on maintaining a high-quality investment portfolio that provides a steady stream of cash flows both in the current and in rising interest rate environments.

Net loans decreased $4.0 million, or 0.9%, to $457.2 million at March 31, 2022, from $461.2 million at June 30, 2021.  During the nine months ended March 31, 2022, the Company originated $69.2 million of new loans that were more than offset by $73.2 million of loan paydowns and payoffs.  The COVID-19 pandemic and low interest rate environment have created a highly competitive market for lending.  The Company maintains conservative lending practices and is focused on lending to borrowers with high credit quality within its market footprint.

Bank-owned life insurance increased $2.8 million, or 7.9%, to $38.0 million at March 31, 2022, from $35.2 million at June 30, 2021.  Management purchased $2.0 million of bank-owned life insurance during the nine months ended March 31, 2022.  Management believes that bank-owned life insurance is a low-risk investment alternative with an attractive yield.

Deposits increased $68.3 million, or 12.3%, to $621.4 million at March 31, 2022, from $553.1 million at June 30, 2021.  The increase in deposits was primarily due to a $92.8 million increase in core deposits, partially offset by a $24.5 million decrease

(2) As used in this press release, the ratio of the allowance for loan losses to total loans, excluding acquired loans, is a non-GAAP financial measure.  This non-GAAP financial measure excludes loans acquired in a business combination.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

(3) As used in this press release, tangible book value per share is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

in time deposits.  The decrease in time deposits was consistent with the planned run-off associated with our re-pricing of higher-cost, non-relationship-based deposit accounts.

Borrowings decreased $21.0 million, or 51.2%, to $20.0 million at March 31, 2022, from $41.0 million at June 30, 2021.  The decrease in borrowings was due to the strategic prepayment of $21.0 million of higher-cost advances from the FHLB of Pittsburgh during the nine months ended March 31, 2022.

Stockholders’ equity decreased $10.6 million, or 4.9%, to $206.3 million at March 31, 2022, from $216.9 million at June 30, 2021.  The decrease in stockholders’ equity was primarily due to the payment of a $0.30 per share one-time special cash dividend in August 2021 totaling $4.6 million and a $0.03 quarterly cash dividend in February 2022 totaling $455 thousand, as well as a $9.1 million increase in the accumulated other comprehensive loss component of the unrealized loss on available-for-sale securities, partially offset by $3.2 million of net income recorded during the nine months ended March 31, 2022.  Book value per share measured $13.62 as of March 31, 2022 compared to $14.30 as of June 30, 2021, and tangible book value per share(3) measured $13.25 as of March 31, 2022 compared to $13.92 as of June 30, 2021.  The Company commenced its previously announced stock repurchase program on March 25, 2022 following the one-year anniversary of the completion of its second-step conversion on March 24, 2021. The Company purchased and retired a total of 22,800 shares of its common stock under the stock repurchase program during the three months ended March 31, 2022.

Net Interest Income

For the three months ended March 31, 2022, net interest income was $6.0 million, an increase of $664 thousand, or 12.5%, from the quarter ended March 31, 2021.  The increase in net interest income was primarily due to an increase in the interest income on investments and a decrease in interest expense on deposits and borrowings, partially offset by a decrease in interest income on loans.  We improved our asset mix by utilizing some of the excess cash on our statement of financial condition to purchase high-quality investments resulting in an increase in the average balance and yield on investments.  We also originated $25.2 million of new loans, including $20.7 million of commercial loans, that were offset by significant payoffs primarily in the residential portfolio.  In addition, we experienced a $310 thousand decrease in interest expense primarily due to the re-pricing of deposits and the prepayment of advances from the FHLB of Pittsburgh.  The net interest margin measured 3.06% for the three months ended March 31, 2022 compared to 3.00% for the three months ended December 31, 2021 and 2.91% for the three months ended March 31, 2021.  The increase in the net interest margin during the three months ended March 31, 2022 compared to the three months ended December 31, 2021 was primarily due to the previously mentioned improvement in asset mix.  The year-over-year increase in the net interest margin was primarily due to the decrease in the cost of deposit funds and borrowed funds, as well as an increase in our yield on investment securities.

For the nine months ended March 31, 2022, net interest income was $16.8 million, an increase of $640 thousand, or 4.0%, from the nine months ended March 31, 2021.  The increase in net interest income was primarily due to an increase in the interest income on investments and a decrease in interest expense on deposits and borrowings, partially offset by a decrease in interest income on loans.  As previously discussed, we improved our asset mix by utilizing some of the excess cash we hold on our statement of financial condition to purchase high-quality investments resulting in an increase in interest income on investments. We also originated $69.2 million of new loans, including $57.2 million of commercial loans, that were offset by significant payoffs primarily in the residential portfolio. In addition, we experienced a $1.6 million decrease in interest expense primarily due to the re-pricing of deposits and the prepayment of advances from the FHLB of Pittsburgh.  The net interest margin measured 2.96% for the nine months ended March 31, 2022 compared to 3.08% for the same period in 2021.  The decrease in the net interest margin is consistent with the decrease in interest rates and margin compression during that period that was primarily due to the COVID-19 pandemic and its impact on the economy and interest rate environment.

Non-interest Income

For the three months ended March 31, 2022, non-interest income totaled $315 thousand, a decrease of $220 thousand, or 41.1%, from the three months ended March 31, 2021.  The decrease was primarily due to a $160 thousand net gain on sale of other real estate owned during the three months ended March 31, 2021 and a $236 thousand unrealized loss on equity securities recorded during the three months ended March 31, 2022.  These decreases to non-interest income were partially offset by a $149 thousand increase in earnings on bank-owned life insurance due to the purchase of additional BOLI during the fourth quarter of 2021 and the first quarter of 2022.

For the nine months ended March 31, 2022, non-interest income totaled $1.7 million, a decrease of $91 thousand, or 5.1%, from the nine months ended March 31, 2021.  The decrease in non-interest income was primarily due to a $435 thousand net gain on the disposition of premises recorded during the nine months ended March 31, 2021 in connection with the sale of several properties acquired as part of the acquisitions of Fidelity Savings Association of Bucks County and Washington Savings Bank in May 2020 and a $96 thousand unrealized net loss on equity securities recorded during the nine months ended March 31, 2022.  These decreases to non-interest income were partially offset by a $455 thousand increase in earnings on bank-owned life insurance and an $84 thousand increase in service fees consistent with our increase in core deposits.

Non-interest Expense

For the three months ended March 31, 2022, non-interest expense totaled $5.3 million, an increase of $805 thousand, or 17.9%, from the three months ended March 31, 2021.  The increase in non-interest expense was primarily due to a $442 thousand increase in salaries and employee benefits due to the addition of new employees in connection with the build out of the Company’s commercial lending and credit functions and branch expansion, $209 thousand of prepayment penalties associated with the prepayment of $14.0 million of advances from the FHLB of Pittsburgh during the three months ended March 31, 2022 and a $96 thousand increase in professional fees.  These increases to non-interest expense were partially offset by a $117 thousand gain on lease abandonment associated with the release from a lease agreement related to a former branch office that was closed during the quarter ended June 30, 2021.

For the nine months ended March 31, 2022, non-interest expense totaled $15.0 million, an increase of $1.1 million, or 8.0%, from the nine months ended March 31, 2021.  The increase in non-interest expense was primarily due to an $870 thousand increase in salaries and employee benefits due to annual merit increases and the addition of new employees in connection with the build out of the Company’s commercial lending and credit functions and branch expansion, a $180 thousand increase in professional fees and a $112 thousand increase in prepayment penalties associated with the prepayment of advances from the FHLB of Pittsburgh.  These increases to non-interest expense were partially offset by a $117 thousand gain on lease abandonment associated with the release from a lease agreement related to a former branch office that was closed during the quarter ended June 30, 2021.

Income Taxes

For the three months ended March 31, 2022, we recorded a provision for income taxes of $160 thousand, reflecting an effective tax rate of 16.3%, compared to a $273 thousand provision for income taxes, reflecting an effective tax rate of 20.4%, for the same period in 2021.  The decrease in the provision for income taxes for the three months ended March 31, 2022 compared to the same period a year ago is primarily due a decrease in income before income taxes.  The decrease in the effective tax rate for the three months ended March 31, 2022 compared to the same period a year ago is primarily due to a higher ratio of tax-exempt income from bank-owned life insurance to income before income taxes.  For the nine months ended March 31, 2022, we recorded a provision for income taxes of $310 thousand, reflecting an effective tax rate of 8.9%, compared to a $789 thousand provision for income taxes, reflecting an effective tax rate of 20.2%, for the same period in 2021.   The decrease in the provision for income taxes for the nine months ended March 31, 2022 compared to the same period a year ago is primarily due to a $288 thousand income tax benefit recorded during the 2022 period related to refunds received associated with the carryback of net operating losses under the CARES Act and a decrease in income before income taxes.  The effective tax rate for the nine months ended March 31, 2022 compared to the same period a year ago was also impacted by the previously discussed income tax benefit from refunds received associated with the carryback of net operating losses under the CARES Act.

Asset Quality

The provision for loan losses was a $20 thousand net recovery during the nine months ended March 31, 2022 compared to an expense of $113 thousand during the nine months ended March 31, 2021.  The provision credit for the nine months ended March 31, 2022 was primarily due to an improving economic outlook combined with stable asset quality metrics, including continued low levels of net charge-offs and non-performing assets.  Our allowance for loan losses totaled $3.5 million, or 1.04% of total loans, excluding acquired loans(2), as of March 31, 2022, compared to $3.6 million, or 1.19% of total loans, excluding acquired loans(2), as of June 30, 2021.

Capital

The Bank’s capital position remains strong relative to current regulatory requirements. The Bank continues to have substantial liquidity that has been retained in cash or invested in high quality government-backed securities. As of March 31, 2022, William Penn’s tangible capital to tangible assets(4) totaled 23.24%.  In addition, at March 31, 2022, we had the ability to borrow up to

(4) As used in this press release, tangible capital to tangible assets is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

$291.2 million from the FHLB of Pittsburgh.  The federal regulators issued a final rule, effective January 1, 2020, that set the elective community bank leverage ratio at 9% of tier 1 capital to average total consolidated assets.  The Bank has elected to follow this alternative framework.  As of March 31, 2022, William Penn Bank had a community bank leverage ratio of 18.25% and is considered well-capitalized under the prompt corrective action framework.

About William Penn Bancorporation

William Penn Bancorporation, headquartered in Bristol, Pennsylvania, is the holding company for William Penn Bank, which serves the Delaware Valley area through thirteen full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington, Camden and Mercer Counties in New Jersey.  The Company's executive offices are located at 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007.  William Penn Bank's deposits are insured up to the legal maximum (generally $250,000 per depositor) by the Federal Deposit Insurance Corporation (FDIC).  The primary federal regulator for William Penn Bank is the FDIC.  For more information about the Bank and William Penn, please visit www.williampenn.bank.

Forward Looking Statements

This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, the effect of the COVID-19 pandemic (including its impact on our business operations and credit quality, on our customers and their ability to repay their loan obligations and on general economic and financial market conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows, changes in the quality or composition of our loan or investment portfolios and our ability to successfully integrate the business operations of acquired businesses into our business operations, and that the Company may not be successful in the implementation of its business strategy or its deployment of the proceeds raised in its second step conversion offering. Additionally, other risks and uncertainties may be described in William Penn’s Annual Report on Form 10-K for the year ended June 30, 2021, which is available through the SEC’s EDGAR website located at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, William Penn assumes no obligation to update any forward-looking statements.

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Financial Condition

(Dollars in thousands, except share amounts)

	March 31,	December 31,	June 30,	March 31,
	2022	2021	2021	2021

ASSETS
Cash and due from banks	$13,221	$6,014	$11,102	$8,713
Interest bearing deposits with other banks	45,025	54,611	157,620	170,844
Total cash and cash equivalents	58,246	60,625	168,722	179,557
Interest-bearing time deposits	1,100	1,100	1,850	2,050
Securities available for sale	169,613	133,081	123,335	109,184
Securities held to maturity	104,227	105,826	-	-
Equity securities	2,404	2,640	-	-
Loans receivable, net of allowance for loan losses of $3,479, $3,564, $3,613, and $3,599, respectively	457,178	456,776	461,196	475,730
Premises and equipment, net	13,361	13,428	13,439	13,534
Regulatory stock, at cost	1,963	2,562	2,954	3,025
Deferred income taxes	6,019	3,640	3,574	4,044
Bank-owned life insurance	38,006	37,747	35,231	15,078
Goodwill	4,858	4,858	4,858	4,858
Intangible assets	768	824	937	1,000
Accrued interest receivable and other assets	11,238	10,862	6,312	9,367
TOTAL ASSETS	$868,981	$833,969	$822,408	$817,427

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits	$621,404	$570,796	$553,103	$548,316
Advances from Federal Home Loan Bank	20,000	34,000	41,000	41,000
Advances from borrowers for taxes and insurance	3,163	2,788	3,731	3,403
Accrued interest payable and other liabilities	18,134	12,505	7,648	9,668
TOTAL LIABILITIES	662,701	620,089	605,482	602,387

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value	-	-	-	-
Common Stock, $0.01 par value	151	152	152	152
Additional paid-in capital	168,078	168,360	168,349	168,349
Unearned common stock held by employee stock ownership plan	(9,700)	(9,800)	(10,004)	(10,104)
Retained earnings	56,936	56,277	58,493	57,827
Accumulated other comprehensive loss	(9,185)	(1,109)	(64)	(1,184)
TOTAL STOCKHOLDERS' EQUITY	206,280	213,880	216,926	215,040
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$868,981	$833,969	$822,408	$817,427

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	For the Three Months Ended			For the Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2022	2021	2021	2022	2021
INTEREST INCOME
Loans receivable, including fees	$5,212	$5,109	$5,701	$15,535	$17,827
Securities	1,329	1,033	449	3,026	1,574
Other	43	40	80	189	270
Total interest income	6,584	6,182	6,230	18,750	19,671
INTEREST EXPENSE
Deposits	424	421	652	1,329	2,651
Borrowings	180	231	262	649	888
Total interest expense	604	652	914	1,978	3,539

Net interest income	5,980	5,530	5,316	16,772	16,132
Provision (recovery) for loan losses	10	-	15	(20)	113
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR LOAN LOSSES	5,970	5,530	5,301	16,792	16,019
OTHER INCOME
Service fees	196	243	199	652	568
Net gain on sale of other real estate owned	-	-	160	-	206
Net gain on sale of securities	-	-	35	62	5
Earnings on bank-owned life insurance	259	278	110	775	320
Net gain (loss) on disposition of premises and equipment	15	-	(34)	15	435
Unrealized (loss) gain on equity securities	(236)	35	-	(96)	-
Other	81	108	65	276	241
Total other income	315	664	535	1,684	1,775
OTHER EXPENSES
Salaries and employee benefits	2,932	2,796	2,490	8,440	7,570
Occupancy and equipment	836	726	813	2,237	2,227
Data processing	451	419	419	1,291	1,350
Professional fees	289	241	193	778	598
Amortization of intangible assets	56	56	64	169	192
Gain on lease abandonment	(117)	-	-	(117)	-
Prepayment penalties	209	-	-	273	161
Other	645	601	517	1,936	1,794
Total other expense	5,301	4,839	4,496	15,007	13,892

Income before income taxes	984	1,355	1,340	3,469	3,902

Income tax expense	160	180	273	310	789
NET INCOME	$824	$1,175	$1,067	$3,159	$3,113

Basic and diluted earnings per share	$0.06	$0.08	$0.07	$0.22	$0.21

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Selected Consolidated Financial and Other Data

(Dollars in thousands)

	For the Three Months Ended						For the Nine Months Ended
	March 31, 2022			March 31, 2021			March 31, 2022			March 31, 2021
	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost

Interest-earning assets:
Loans	$459,414	$5,212	4.54%	$487,549	$5,701	4.68%	$458,664	$15,535	4.52%	$497,794	$17,827	4.77%
Investment securities	267,221	1,329	1.99	109,204	449	1.64	202,383	3,026	1.99	115,888	1,574	1.81
Other interest-earning assets	53,886	43	0.32	135,204	80	0.24	94,919	189	0.27	85,477	270	0.42
Total interest-earning assets	780,521	6,584	3.37	731,957	6,230	3.40	755,966	18,750	3.31	699,159	19,671	3.75
Non-interest-earning assets	79,280			61,811			75,375			60,572
Total assets	$859,801			$793,768			$831,341			$759,731

Interest-bearing liabilities:
Interest-bearing checking accounts	$125,217	12	0.04%	$99,812	17	0.07%	$111,697	45	0.05%	$101,719	89	0.12%
Money market deposit accounts	180,933	164	0.36	157,016	166	0.42	161,634	407	0.34	150,055	740	0.66
Savings, including club deposits	106,144	13	0.05	100,044	24	0.10	103,271	54	0.07	97,028	91	0.12
Certificates of deposit	138,827	235	0.68	182,477	445	0.98	147,330	823	0.74	194,226	1,731	1.19
Total interest-bearing deposits	551,121	424	0.31	539,349	652	0.48	523,932	1,329	0.34	543,028	2,651	0.65
FHLB advances and other borrowings	25,556	180	2.82	41,000	262	2.55	31,718	649	2.73	45,720	888	2.59
Total interest-bearing liabilities	576,677	604	0.42	580,349	914	0.63	555,650	1,978	0.47	588,748	3,539	0.80

Non-interest-bearing liabilities:
Non-interest-bearing deposits	57,550			100,570			53,925			59,423
Other non-interest-bearing liabilities	15,316			6,898			6,877			11,973
Total liabilities	649,543			687,817			616,452			660,144
Total equity	210,258			105,951			214,889			99,587
Total liabilities and equity	$859,801			$793,768			$831,341			$759,731

Net interest income		$5,980			$5,316			$16,772			$16,132

Interest rate spread		2.95%			2.77%			2.84%			2.95%
Net interest-earning assets	$203,844			$151,608			$200,316			$110,411
Net interest margin		3.06%			2.91%			2.96%			3.08%
Ratio of interest-earning assets to interest-bearing liabilities	135.35%			126.12%			136.05%			118.75%

Asset Quality Indicators (unaudited)

	March 31,	December 31,	June 30,	March 31,
(Dollars in thousands)	2022	2021	2021	2021

Non-performing assets:
Non-accruing loans	$6,536	$5,001	$5,301	$5,956
Accruing loans past due 90 days or more	-	-	-	-
Total non-performing loans	$6,536	$5,001	$5,301	$$5,956

Real estate owned	75	75	75	100

Total non-performing assets	$6,611	$5,076	$5,376	$$6,056

Non-performing loans to total loans	1.42%	1.09%	1.14%	1.24%
Non-performing assets to total assets	0.76%	0.61%	0.65%	0.74%
ALLL to total loans and leases	0.76%	0.77%	0.78%	0.75%
ALLL to non-performing loans	53.23%	71.27%	68.16%	60.43%

Key annualized performance ratios are as follows for the three and nine months ended (unaudited):

	For the Three Months Ended			For the Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2022	2021	2021	2022	2021
PERFORMANCE RATIOS:
(annualized for the three and nine months ended)
Return on average assets	0.38%	0.57%	0.54%	0.51%	0.55%
Core return on average assets(5)	0.50%	0.53%	0.55%	0.49%	0.51%
Return on average equity	1.57%	2.21%	4.03%	1.96%	4.17%
Core return on average equity(5)	2.03%	2.06%	4.13%	1.90%	3.88%
Net interest margin	3.06%	3.00%	2.91%	2.96%	3.08%
Net charge-off ratio	0.08%	0.02%	0.00%	0.05%	0.01%
Efficiency ratio	84.21%	78.12%	76.84%	81.31%	77.58%
Core efficiency ratio(5)	79.94%	78.57%	76.40%	80.12%	78.59%
Tangible common equity(6)	23.24%	25.14%	25.77%	23.24%	25.77%

(5) As used in this press release, core return on average assets, core return on average equity, and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures excludes certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

(6) As used in this press release, tangible common equity is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

Non-GAAP Reconciliation (unaudited)

In this press release, we present the non-GAAP financial measures included in the tables below, which are used to evaluate our performance and exclude the effects of certain transactions and one-time events that we believe are unrelated to our core business and not necessarily indicative of our current performance or financial position. Management believes excluding these items facilitates greater visibility into our core businesses and underlying trends that may, to some extent, be obscured by inclusion of such items.  The following tables include a reconciliation of the non-GAAP financial measures used in this press release to their comparable GAAP measures.

William Penn Bancorporation and Subsidiaries

Non-GAAP Reconciliation

(Dollars in thousands, except share and per share data)

	March 31,	June 30,
	2022	2021
Calculation of tangible capital to tangible assets:
Total assets (GAAP)	$868,981	$822,408
Less: Goodwill and other intangible assets	5,626	5,795
Tangible assets (non-GAAP)	$863,355	$816,613

Total stockholders' equity (GAAP)	$206,280	$216,926
Less: Goodwill and other intangible assets	5,626	5,795
Total tangible equity (non-GAAP)	$200,654	$211,131

Stockholders' equity to assets (GAAP)	23.74%	26.38%
Tangible capital to tangible assets (non-GAAP)	23.24%	25.85%

Calculation of tangible book value per share:
Total stockholders' equity (GAAP)	$206,280	$216,926
Less: Goodwill and other intangible assets	5,626	5,795
Total tangible equity (non-GAAP)	$200,654	$211,131

Total common shares outstanding	15,147,766	15,170,566

Book value per share (GAAP)	$13.62	$14.30
Tangible book value per share (non-GAAP)	$13.25	$13.92

Calculation of the ratio of the allowance for loan losses to total loans, excluding acquired loans:
Gross loans receivable	$461,424	$465,629
Less: Loans acquired in a business combination	126,768	161,260
Gross loans receivable, excluding acquired loans (non-GAAP)	$334,656	$304,369
Allowance for loan losses	$3,479	$3,613

Allowance for loan losses to total loans (GAAP)	0.75%	0.78%
Allowance for loan losses to total loans, excluding acquired loans (non-GAAP)	1.04%	1.19%

	For the Three Months Ended			For the Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2022	2021	2021	2022	2021
Calculation of core net income:
Net income (GAAP)	$824	$1,175	$1,067	$3,159	$3,113
Less pre-tax adjustments:
Net gain (loss) on disposition of premises and equipment	(15)	-	34	(15)	(435)
Unrealized (loss) gain on equity securities	236	(35)	-	96	-
Gain on lease abandonment	(117)	-	-	(117)	-
Prepayment penalties	209	-	-	273	161
Tax impact of pre-tax adjustments	(70)	8	(8)	(53)	61
Income tax benefit adjustment	-	(53)	-	(288)	-
Core net income (non-GAAP)	$1,067	$1,095	$1,093	$3,055	$2,900

Calculation of core earnings per share:
Earnings per share (GAAP)	$0.06	$0.08	$0.07	$0.22	$0.21
Less pre-tax adjustments:
Net gain on disposition of premises and equipment	-	-	-	-	(0.02)
Unrealized (loss) gain on equity securities	0.01	-	-	0.01	-
Gain on lease abandonment	(0.01)	-	-	(0.01)	-
Prepayment penalties	0.01	-	-	0.02	0.01
Tax impact of pre-tax adjustments	-	-	-	(0.01)	-
Income tax benefit adjustment	-	-	-	(0.02)	-
Core earnings per share (non-GAAP)	$0.07	$0.08	$0.07	$0.21	$0.20

Calculation of core return on assets:
Return on assets (GAAP)	0.38%	0.57%	0.54%	0.51%	0.55%
Less pre-tax adjustments:
Net gain on disposition of premises and equipment	(0.01)%	-	0.01%	-	(0.10)%
Unrealized (loss) gain on equity securities	0.11%	(0.02)%	-	0.02%	-
Gain on lease abandonment	(0.05)%	-	-	(0.02)%	-
Prepayment penalties	0.10%	-	-	0.04%	0.04%
Tax impact of pre-tax adjustments	(0.03)%	-	-	(0.01)%	0.02%
Income tax benefit adjustment	-	(0.02)%	-	(0.05)%	-
Core return on assets (non-GAAP)	0.50%	0.53%	0.55%	0.49%	0.51%

Average assets	$859,801	$821,116	$793,768	$831,341	$759,731

Calculation of core return on equity:
Return on equity (GAAP)	1.57%	2.21%	4.03%	1.96%	4.17%
Less pre-tax adjustments:
Net gain on disposition of premises and equipment	(0.03)%	-	0.13%	(0.01)%	(0.59)%
Unrealized (loss) gain on equity securities	0.44%	(0.07)%	-	0.06%	-
Gain on lease abandonment	(0.22)%	-	-	(0.07)%	-
Prepayment penalties	0.40%	-	-	0.17%	0.22%
Tax impact of pre-tax adjustments	(0.13)%	0.02%	(0.03)%	(0.03)%	0.08%
Income tax benefit adjustment	-	(0.10)%	-	(0.18)%	-
Core return on equity (non-GAAP)	2.03%	2.06%	4.13%	1.90%	3.88%

Average equity	$210,258	$213,000	$105,951	$214,889	$99,587

Calculation of core efficiency ratio:
Non-interest expense (GAAP)	$5,301	$4,839	$4,496	$15,007	$13,892
Less adjustments:
Gain on lease abandonment	(117)	-	-	(117)	-
Prepayment penalties	209	-	-	273	161
Core non-interest expense (non-GAAP)	$5,209	$4,839	$4,496	$14,851	$13,731
Net interest income	$5,980	$5,530	$5,316	$16,772	$16,132
Non-interest income (GAAP)	$315	$664	$535	$1,684	$1,775
Less adjustments:
Net gain on disposition of premises and equipment	15	-	(34)	15	435
Unrealized (loss) gain on equity securities	(236)	35	-	(96)	-
Core non-interest income (non-GAAP)	$536	$629	$569	$1,765	$1,340

Efficiency ratio (GAAP)	84.21%	78.12%	76.84%	81.31%	77.58%
Core efficiency ratio (non-GAAP)	79.94%	78.57%	76.40%	80.12%	78.59%